Exhibit 23.1


May 29, 2012

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of Domark International, Inc. on Form S-8 of our audit report, dated September 13, 2011, except for Note 4 which is dated January 27, 2012 relating to the referenced 10-K/A filed on January 30, 2012, which appears in such Registration Statement.



/s/ De Joya Griffith & Company, LLC
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De Joya Griffith & Company, LLC
Henderson, NV
May 29, 2012